UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2017

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
301 1st Street SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Material Agreement.
On August 9, 2017, Luna Innovations Incorporated (“we” or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MACOM Technology Solutions Holdings, Inc. (the “Buyer”). Pursuant to the Asset Purchase Agreement, the Company sold substantially all of its assets related to its high-speed optical receiver (“HSOR”) business to the Buyer, including all of the patents and patent applications used or useful for its HSOR operations, for total cash consideration of $33.5 million, including $29.5 million received at closing and $4.0 million to be placed in escrow until December 15, 2018 (altogether, the “Transaction”). The Company had been engaged since 2015 in its HSOR business. Also as a part of the Transaction, the Buyer has agreed to extend employment offers to approximately 49 employees of the Company within 60 days after the closing, each of whom were engaged in the development, manufacture, and sale of HSOR products in addition to certain corporate administrative functions.
The $4.0 million placed in escrow is to be paid within 5 business days following December 15, 2018. The foregoing payment is subject to potential working capital adjustments to the purchase price and/or the satisfaction of any liabilities the Company may have to the Buyer for any breach of the Company’s representations or obligations under the Asset Purchase Agreement.
Also on August 9, 2017, in connection with the Transaction, the Company and the Buyer entered into a Transition Services Agreement (the “TSA”). Pursuant to the TSA, the Buyer has agreed to provide certain transitional services to the Company with respect to infrastructure and administration during the 6 month period following the closing of the Transaction. In exchange for Buyer’s services under the TSA, the Company has agreed to (i) provide specified transitional services in connection with the Transaction to the Buyer and (ii) pay the Buyer a $1.5 million fee.
Also, as a part of the Transaction, for a period of five years after closing, the Company has agreed not to compete or engage in the HSOR market. In addition, the Company received a license back to certain of its intellectual property primarily related to the Company’s Terahertz sensing systems.
The foregoing summary is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement and the TSA, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
The information included in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 9, 2017, Luna Innovations Incorporated (the “Company”), through its wholly owned subsidiaries Advanced Photonix, Inc. (“API”) and Picometrix, LLC (“Picometrix”), completed the sale of its high speed optical receivers (“HSOR”) assets and operations to MACOM Technology Solutions Holdings, Inc. (“MACOM”). The assets sold primarily consisted of the accounts receivable, inventories, and equipment utilized by Picometrix in the development, manufacture, and sale of HSOR products in the Company’s Ann Arbor, Michigan location for a sale price of $33.5 million (the “Transaction”). MACOM also assumed the lease of the building in Ann Arbor and certain other specified liabilities. In addition, following the closing, it is expected that approximately 49 of the Company’s employees will transfer to MACOM. Assets, operations, and employees associated with the Picometrix Terahertz product line were not included in the Transaction and remain a part of the Company.
Of the $33.5 million purchase price, the Company received $29.5 million at closing with the remainder placed in an escrow account until December 15, 2018, for possible working capital adjustments to the purchase price and potential satisfaction of certain post-closing indemnification obligations. The purchase price is subject to adjustment in the future based upon a determination of final working capital.
The accompanying unaudited pro forma consolidated financial information gives effect to the Transaction. The unaudited pro forma balance sheet of the Company as of June 30, 2017 is presented as if the Transaction had occurred on June 30, 2017. The Transaction, which qualifies for discontinued operations reporting, is reflected in the accompanying unaudited pro forma consolidated statements of operations for all periods presented as if the Transaction had occurred on January 1, 2015.
The accompanying unaudited pro forma consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations and financial position of the Company as of and for the periods indicated. The accompanying unaudited pro forma consolidated financial statements are presented for illustrative and informational purposes only and are not intended to represent or be indicative of the financial condition or results of operations that would have actually occurred had the Transaction occurred on June 30, 2017, or as of January 1, 2015, nor does it purport to represent the Company’s future financial position or results of operations. The unaudited pro forma adjustments are based on information and assumptions that management considers reasonable and factually supportable and do not include items that are not expected to have a recurring impact.
Since the information presented below is only a summary and does not provide all of the information contained in the historical consolidated financial statements of Luna, you should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the three months ended June 30, 2017.
The following is a brief description of the amounts recorded under each of the column headings in the accompanying unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations:
Luna Historical
This column reflects the Company’s historical financial position as of June 30, 2017 and historical results of operations for the six months ended June 30, 2017, and for the years ended December 31, 2016 and 2015, prior to any adjustment for the Transaction described above and related pro forma adjustments described herein.
Transferred HSOR
This column reflects the assets of the HSOR business sold and liabilities assumed by MACOM in the Transaction and the results of operations of the HSOR business, as reflected in the Company’s historical financial statements as of June 30, 2017 and for the six months ended June 30, 2017 and for the years ended December 31, 2016 and 2015, prior to pro forma adjustments. The results of operations of the HSOR business included in the pro forma adjustments for the year ended December 31, 2015, include such results for the period from the date of our merger with API on May 8, 2015, through December 31, 2015.
Other Pro Forma Adjustments

This column represents pro forma adjustments directly attributable to the Transaction. These adjustments are more fully described in the notes to the accompanying unaudited pro forma financial statements.

Luna Innovations Incorporated
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2017
						Consolidated
	Luna	Transferred		Other Pro Forma		Pro Forma
	Historical	HSOR	Note	Adjustments	Note	Luna
Current assets:
Cash and cash equivalents	$10,291,255	—		$29,500,000	c	$39,791,255
Accounts receivable, net	13,150,291	(4,263,448)	a	4,000,000	c	12,886,843
Inventory	9,540,754	(2,262,316)	a	—		7,278,438
Prepaid expenses and other current assets	1,266,090	(122,599)	a	—		1,143,491
Total current assets	34,248,390	(6,648,363)		33,500,000		61,100,027
Property and equipment, net	6,882,576	(3,667,273)	a	—		3,215,303
Intangible assets, net	8,003,009	(4,673,792)	a	—		3,329,217
Goodwill	2,348,331	(2,348,331)	e	—		—
Other assets	68,778	(50,754)	a	—		18,024
Total assets	$51,551,084	$(17,388,513)		$33,500,000		$67,662,571

Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$1,833,333	—		—		$1,833,333
Current portion of capital lease obligations	52,404	—		—		52,404
Accounts payable	3,958,144	(1,149,062)	b	—		2,809,082
Accrued liabilities	8,131,316	(781,849)	b	3,550,000	d	10,899,467
Deferred revenue	946,146	—		—		946,146
Total current liabilities	14,921,343	(1,930,911)		3,550,000		16,540,432
Long-term deferred rent	1,337,893	(77,719)	b	—		1,260,174
Long-term debt obligations	1,511,520	—		—		1,511,520
Long-term capital lease obligations	89,054	—		—		89,054
Total liabilities	17,859,810	(2,008,630)		3,550,000		19,401,180
Commitments and contingencies
Stockholders' equity:
Preferred stock	1,322	—		—		1,322
Common stock	28,878	—		—		28,878
Treasury stock	(661,253)	—		—		(661,253)
Additional paid-in capital	82,837,888	—		—		82,837,888
Accumulated deficit	(48,515,561)	—		14,570,117	f	(33,945,444)
Total stockholders equity	33,691,274	—		14,570,117		48,261,391
Total liabilities and stockholders' equity	$51,551,084	$(2,008,630)		$18,120,117		$67,662,571

Luna Innovations Incorporated
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2017
				Consolidated
	Luna	Pro Forma		Pro Forma
	Historical	Adjustments	Note	Luna
Revenues
Technology development	$8,901,624	$(63,249)	g	$8,838,375
Product & licensing	17,793,232	(5,251,678)	h	12,541,554
Total revenues	26,694,856	(5,314,927)		21,379,929

Cost of revenues
Technology development	6,661,474	(108,051)	g	6,553,423
Product & licensing	10,277,225	(3,693,312)	h	6,583,913
Total cost of revenues	16,938,699	(3,801,363)		13,137,336

Gross profit	9,756,157	(1,513,564)		8,242,593
Operating expense
Research, development & engineering	2,708,738	(961,077)	i	1,747,661
Selling, general & administrative	8,431,911	(1,487,378)	j	6,944,533
Total operating expense	11,140,649	(2,448,455)		8,692,194
Operating loss	(1,384,492)	934,891		(449,601)
Other income/(expense)
Other expense	(869)	—		(869)
Interest expense	(124,760)	—		(124,760)
Total other expense	(125,629)	—		(125,629)
Loss before income taxes	(1,510,121)	934,891		(575,230)
Income tax expense	67,627			67,627
Net loss	(1,577,748)	934,891		(642,857)
Preferred stock dividend	63,632	—		63,632
Net loss attributable to common stockholders	$(1,641,380)	$934,891		$(706,489)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.06)			$(0.03)

Weighted average shares outstanding:
Basic and diluted	27,570,919			27,570,919

Luna Innovations Incorporated
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2016
				Consolidated
	Luna	Pro Forma		Pro Forma
	Historical	Adjustments	Note	Luna
Revenues
Technology development	$16,825,157	$(544,575)	g	$16,280,582
Product & licensing	42,385,839	(16,798,652)	h	25,587,187
Total revenues	59,210,996	(17,343,227)		41,867,769

Cost of revenues
Technology development	12,711,447	(238,235)	g	12,473,212
Product & licensing	24,764,788	(11,174,930)	h	13,589,858
Total cost of revenues	37,476,235	(11,413,165)		26,063,070

Gross profit	21,734,761	(5,930,062)		15,804,699
Operating expense
Research, development & engineering	5,532,130	(1,991,904)	i	3,540,226
Selling, general & administrative	18,139,966	(3,901,535)	j	14,238,431
Total operating expense	23,672,096	(5,893,439)		17,778,657
Operating loss	(1,937,335)	(36,623)		(1,973,958)
Other income/(expense)
Other (expense)/income, net	(35,849)	50,527	i	14,678
Interest expense	(320,942)	—		(320,942)
Total other expense	(356,791)	50,527		(306,264)
Loss before income taxes	(2,294,126)	13,904		(2,280,222)
Income tax expense	75,366	—		75,366
Net loss	(2,369,492)	13,904		(2,355,588)
Preferred stock dividend	105,258	—		105,258
Net loss attributable to common stockholders	$(2,474,750)	$13,904		$(2,460,846)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.09)			$(0.09)

Weighted average shares outstanding:
Basic and diluted	27,547,217			27,547,217

Luna Innovations Incorporated
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2015

				Consolidated
	Luna	Pro Forma		Pro Forma
	Historical	Adjustments	Note	Luna
Revenues
Technology development	$13,599,048	—		$13,599,048
Product & licensing	30,421,310	(9,569,500)	h	20,851,810
Total revenues	44,020,358	(9,569,500)		34,450,858

Cost of revenues
Technology development	10,378,616	—		10,378,616
Product & licensing	17,141,079	(6,545,853)	h	10,595,226
Total cost of revenues	27,519,695	(6,545,853)		20,973,842

Gross profit	16,500,663	(3,023,647)		13,477,016
Operating expense
Research, development & engineering	4,268,988	(1,764,389)	i	2,504,599
Selling, general & administrative	18,481,270	(2,145,442)	j	16,335,828
Total operating expense	22,750,258	(3,909,831)		18,840,427
Operating loss	(6,249,595)	886,184		(5,363,411)
Other income/(expense)
Other expense	(9,967)	—		(9,967)
Interest expense	(220,403)	—		(220,403)
Total other expense	(230,370)	—		(230,370)
Loss from continuing operations before income taxes	(6,479,965)	886,184		(5,593,781)
Income tax benefit	(470,605)	—		(470,605)
Loss from continuing operations, net of income taxes	$(6,009,360)	$886,184		$(5,123,176)

Loss from continuing operations per common share
Basic and diluted	$(0.26)			$(0.22)

Weighted average shares outstanding
Basic and diluted	23,026,494			23,026,494

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.	Basis of Pro Forma Presentation
On August 9, 2017, Luna Innovations Incorporated (the “Company”), through its wholly owned subsidiaries Advanced Photonix, Inc. (“API”) and Picometrix, LLC (“Picometrix”), completed the sale of its high speed optical receivers (“HSOR”) assets and operations to MACOM Technology Solutions Holdings, Inc. (“MACOM”). The assets sold primarily consisted of the accounts receivable, inventories, and equipment utilized by Picometrix in the development, manufacture, and sale of HSOR products in the Company’s Ann Arbor, Michigan location for a sale price of $33.5 million (the “Transaction”). MACOM also assumed the lease of the building in Ann Arbor and certain other specified liabilities. In addition, following the closing, it is expected that approximately 49 of the Company’s employees will transfer to MACOM. Assets, operations, and employees associated with the Picometrix Terahertz product line were not included in the Transaction and remain a part of the Company.
The unaudited pro forma consolidated financial statements have been derived from the historical consolidated financial statements of the Company adjusted to give effect to the estimated impact that the Transaction would have had if completed on the date of the balance sheet or on January 1, 2015 in the Unaudited Pro Forma Consolidated Statements of Operations.

2.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

a.	Reflects the value of assets associated with the HSOR operations and the selling, general and administrative resources transferred in the Transaction.

b.	Reflects the value of the Company’s liabilities assumed by MACOM in the Transaction.

c.
Reflects gross proceeds of $33.5 million, including $4.0 million placed into escrow, less estimated transaction fees of $250,000, and estimated income taxes of $2.8 million on the taxable gain realized in the Transaction.

d.	Reflects estimated transaction fees of $250,000 plus estimated tax liability of $2.8 million on the taxable gain realized in the Transaction.

e.	Reflects the expected reduction to goodwill resulting from the Transaction.

f.	Reflects the estimated book gain recognized for the Transaction.

3.	Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

a.	Reflects the revenue and costs associated with HSOR contract research for the period.

b.	Reflects the revenue and costs associated with HSOR product sales for the period.

c.	Reflects the expenses of HSOR research, development and engineering for the period.

d.	Reflects the costs of HSOR selling, general and administrative expenses for the period as follows:

	For the six months	For the year ended	For the year ended
	ended June 30, 2017	December 31, 2016	December 31, 2015
General and administrative costs of HSOR operations	$231,285	$830,965	$413,453
Sales and marketing of HSOR	341,937	956,786	443,980
Finance, human resources, and information systems	211,452	581,463	516,622
Facilities to be vacated by Luna	142,122	289,409	196,118
Rent payable to seller	(150,000)	(300,000)	(200,000)
Amortization of acquisition intangible assets	710,582	1,542,912	775,269
	$1,487,378	$3,901,535	$2,145,442

4.
In connection with the Transition Services Agreement entered into between the Company and the Buyer, the Company agreed to pay to the Buyer $1.5 million in five monthly installments of $300,000 each. As these payments are considered material non-recurring transaction related costs, such payments are not reflected in the Unaudited Pro Forma Consolidated Statements of Operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff

Scott A. Graeff Chief Strategy Officer and Treasurer
Date: August 15, 2017